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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Clarus Corporation of our report dated August 17, 1998, except as to Note 7 which is as of November 6, 1998, relating to the financial statements of ELEKOM Corporation, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP
Seattle, Washington
December 10, 1998